EXHIBIT 24.1

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of CALAVO Growers, Inc., a California corporation (the “Company”), hereby constitute LECIL E. COLE and EGIDIO CARBONE, JR., and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2001, and any amendments thereto.

Signature	Title

/s/ Lecil E. Cole Lecil E. Cole	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

/s/ Egidio Carbone, Jr. Egidio Carbone, Jr.	Vice President, Finance and Corporate Secretary (Principal Financial and Accounting Officer)

/s/ George H. Barnes George H. Barnes	Director

/s/ Fred J. Ferrazzano Fred J. Ferrazzano	Director

/s/ John M. Hunt John M. Hunt	Director

/s/ Roy V. Keenan Roy V. Keenan	Director

/s/ J. Link Leavens J. Link Leavens	Director

/s/ Edward P. Smith Edward P. Smith	Director

/s/ Alva V. Snider Alva V. Snider	Director

/s/ Dorcas H. Thille Dorcas H. Thille	Director

/s/ Scott Van Der Kar Scott Van Der Kar	Director